EXHIBIT 23(b)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of Recruiter.com Group, Inc. and Subsidiaries of our report dated April 16, 2024, on the Consolidated financial statements of Recruiter.com Group, Inc. for the years ended December 31, 2023, and 2022, included in Forms 10-K and 10-K/A filed on April 16, 2024 and August 14, 2024 respectively.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

September 11, 2024